UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Front Street

Hamilton HM 19

Bermuda

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 3, 2012, Aspen Insurance Holdings Limited (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., UBS Securities LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 6,000,000 shares of the Company’s newly designated 7.250% Perpetual Non-Cumulative Preference Shares, par value $0.15144558 per share and a liquidation preference of $25.00 per share (representing $150,000,000 in aggregate liquidation preference). The offering was made pursuant to an effective shelf registration statement (File No. 333-171167) (the “Registration Statement”) and is expected to close on April 11, 2012.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report and are incorporated by reference into the Registration Statement:

1.1	Underwriting Agreement, dated April 3, 2012, among the Company and Citigroup Global Markets Inc., Barclays Capital Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED

(Registrant)

Dated: April 10, 2012

By:	/s/ Julian Cusack
	Name:	Julian Cusack
	Title:	Chief Financial Officer